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                                                                       Exhibit J


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to use in this Registration Statement on Form N-1A of our report dated March 25, 2004, relating to the financial statement of Cohen & Steers Utility Fund, Inc. as of March 19, 2004, which appears in such Registration Statement. We also consent to the reference to us under the heading "Counsel and Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
March 26, 2004